EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Guitar Center, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-137135, 333-134971, 333-124796, 333-115004, 333-110823, 333-105409, 333-98127, 333-88244, 333-65220, 333-62732, 333-62608, 333-62610, 333-39364, 333-88675, 333-88677, 333-53269 and 333-26257) on Forms S-8, S-4 and S-3 of Guitar Center, Inc. of our report dated March 1, 2007, with respect to the consolidated balance sheets of Guitar Center, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of Guitar Center, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

/s/ KPMG LLP
Los Angeles, California
March 1, 2007